FIRST AMENDMENT TO THE
                           THIRD RESTATED AND AMENDED

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                             PERFORMANCE STOCK PLAN

         THIS FIRST AMENDMENT TO THE PUBLIC SERVICE COMPANY OF NEW MEXICO THIRD RESTATED AND AMENDED PERFORMANCE STOCK PLAN (the "Plan"), made by the Public Service Company of New Mexico, a New Mexico corporation ("PNM" or "the Company"), is effective as indicated herein.

         WHEREAS, the Company adopted the Performance Stock Plan effective July 1, 1993;

         WHEREAS, the Company adopted the First Restated and Amended Public Service Company of New Mexico Performance Stock Plan effective January 1, 1996;

         WHEREAS, the Company adopted the First Amendment to the First Restated and Amended Public Service Company of New Mexico Performance Stock Plan effective December 31, 1996;

         WHEREAS, the Company adopted the Second Restated and Amended Public Service Company of New Mexico Performance Stock Plan effective March 10, 1998;

         WHEREAS, the Company adopted the Third Restated and Amended Public Service Company of New Mexico Performance Stock Plan also effective March 10, 1998;

         WHEREAS,  the Company  reserved the right to amend the Plan pursuant to
Section 10.1;

         WHEREAS, the Company seeks to provide to the Compensation and Human Resources Committee of the Board of Directors ("Committee") greater flexibility than is currently available in the Plan to grant Awards to Participants throughout the year;

         WHEREAS, the Company has created an affiliate and has transferred certain Participants of this Plan to that affiliate;

         WHEREAS, the Company has proposed a holding company structure for the Company and will transfer other Participants to the holding company or its subsidiaries;

         WHEREAS, the Company approved amending the Plan to continue to include transferred employees as Participants in this Plan with respect to Awards (as defined in the Plan) granted prior to transfer so as not to adversely affect the existing Awards granted to the transferred employees prior to transfer;

         WHEREAS, the Company has proposed a "Manzano Corporation Omnibus Performance Equity Plan" (the "New Plan") as a counterpart to this Plan (with employees of the holding company and subsidiaries eligible to participate as provided in the New Plan) upon implementation of a holding company structure for the Company through a mandatory share exchange; and

         WHEREAS, the Company seeks to conform the definition of "Retirement" in this Plan to the definition in the New Plan to avoid any inequity between Participants in the two Plans.

         NOW, THEREFORE, the Third Restated and Amended Performance Stock Plan shall be and hereby is amended as follows:

         Item 1. The following amendment shall be effective as of December 31, 1997:

                 Section 2.26, "Retirement" or "Retires" shall be modified as follows:

                 2.26 "Retirement," for purposes of this Plan, shall mean termination of employment and attainment of:

                        (i) age forty-five (45) and twenty (20) years of service;

                        (ii) age fifty five (55) and ten (10) years of service;

                        (iii) the age at which the early distribution penalty no longer applies as specified in Codess.72(t) and five (5) years of service; or

                        (iv)   any age and thirty (30) years of service.

         Item 2. The following amendment shall be effective as of February 7, 2000:

                 Section 7.3, Performance Based Awards With Grant Dates on or After January 1, 1998, shall be modified as follows:

                 7.3 Performance Based Awards With Grant Dates on or After January 1, 1998. Performance Based Awards with Grant Dates on or after January 1, 1998 shall be determined in the sole discretion of the Committee. The Committee shall in its sole and absolute discretion declare from time to time throughout the year, the level of Options to be granted, based on performance data presented by the President. The President shall establish criteria for the performance data to be used in recommending Performance Based Awards to the Committee. The Committee shall cause a Stock Option Agreement evidencing the Options Awarded to be delivered to a Participant receiving the Award in accordance with Section 2.29.

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

         Item 3. The following amendments shall be effective as of August 7, 1999:

              A. Section 2.7, "Company," shall be modified as follows:

                 2.7 "Company" shall mean the Public Service Company of New Mexico ("PNM"), and, as the context requires with respect to participation, any affiliate of PNM that is authorized by the Board of Directors to adopt the Plan and which has adopted the Plan.

              B. Section 4.3, Adjustments, shall be modified by adding a last sentence, as follows:

                  The formation of an affiliate and transfer of employees to such affiliate shall not trigger full vesting, the right to exercise the options, or the release of stock restrictions.

              C. Section 5.1, Effective Date, shall be modified as follows:

                           5.1 Effective  Date.  The Original Plan was effective
                  July 1, 1993. The First Amended and Restated Plan was approved by the shareholders and became effective January 1, 1996. The First Amendment to the First Amended and Restated Plan became effective for all Performance Based Awards having a Grant Date after December 31, 1996. The Second Restatement was approved and became effective on March 10, 1998. The Third Restatement also became effective on March 10, 1998. Item 1 of this First Amendment to the Third Restatement is effective as of December 31, 1997. Item 2 is effective as of February 7, 2000. And,
                  Item 3 is effective as of August 7, 1999.

              D. Section 8.3, Vesting Due to Death, Disability, Retirement, Change in Control or Involuntary Termination, shall be modified by adding a new flush paragraph following paragraph (c), as follows:

                           Notwithstanding   the  above,   the   transfer  of  a
                  Participant to an affiliate of the Company shall not be deemed a voluntary or involuntary termination of employment and such transfer shall not accelerate the vesting or cause a forfeiture of the unvested granted options.

              E. Section 8.4, Cancellation of Non-vested Options, shall be modified by adding a new last sentence, as follows:

                           Notwithstanding   the  above,   the   transfer  of  a
                  Participant to an affiliate of the Company shall not be deemed a voluntary or involuntary termination of employment and such transfer shall not accelerate the vesting or cause a forfeiture of the unvested granted options.

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

              F. Section 9.1, Timing of Exercise, shall be modified by adding a new flush paragraph following paragraph (c), as follows:

                          Notwithstanding   the  above,   the   transfer   of  a
                  Participant to an affiliate of the Company shall not be deemed a voluntary or involuntary termination of employment and such transfer shall not accelerate the vesting or cause a forfeiture of the unvested granted options.

         Item 4. Except as amended herein, the Company readopts and redeclares each and every other provision of the Plan.

         IN WITNESS WHEREOF, Public Service Company of New Mexico caused this First Amendment to the Third Restated and Amended Public Service Company of New Mexico Performance Stock Plan to be executed by an authorized officer.

                                         PUBLIC SERVICE COMPANY OF NEW MEXICO


                                         By:  /s/ Benjamin F. Montoya
                                         ------------------------------------
                                              BENJAMIN F. MONTOYA
                                              Chairman, President and
                                              Chief Executive Officer




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